EXHIBIT 5

[MICROS SYSTEMS, INC. LETTERHEAD]

February 3, 2012

MICROS Systems, Inc.

7031 Columbia Gateway Drive

Columbia, Maryland 21046-2289

Re:	Micros Systems, Inc.; Registration Statement on Form S-8 relating to the MICROS Systems, Inc. 1991 Stock Option Plan

Ladies and Gentlemen:

I am the duly elected and acting Executive Vice-President, Strategic Initiatives, and General Counsel of MICROS Systems, Inc. (the “Corporation”) and I have acted as counsel to the Corporation in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to a total of 1,200,000 shares (the “Shares”) of Common Stock, par value $0.025 per share, of the Corporation (the “Common Stock”) issuable pursuant to the MICROS Systems, Inc. 1991 Stock Option Plan (the “Plan”). In this capacity, I have examined the Registration Statement and originals, or copies certified or otherwise identified to my satisfaction, of (i) the Articles of Incorporation of the Corporation, as amended; (ii) the Bylaws of the Corporation, (iii) the corporate proceedings authorizing the issuance of the Shares pursuant to the Plan; (iv) the Plan; and (v) such other documents and instruments as I have considered necessary in the rendering of the opinions hereinafter set forth.

Based upon the foregoing, I am of the opinion that the Shares originally issued to participants in the Plan will be, when issued in accordance with the terms of the Plan and the terms of any other agreements issued pursuant to the Plan and relating to such issuance, duly authorized, validly issued, fully paid, and nonassessable.

The opinion expressed herein is limited to the Maryland General Corporation Law.

I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to me under Item 5 of the Registration Statement. In giving such consent, I do not hereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/Thomas L. Patz
Thomas L. Patz
Executive Vice-President, Strategic Initiatives, and
General Counsel